UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2020

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15115 Park Row Blvd, Suite 300 Houston, Texas		77084-4947
(Address of principal executive offices)		(Zip Code)

(281) 674-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	RNET	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2020, RigNet, Inc. (the “Company”) issued a press release announcing that its Board of Directors (the “Board”) has appointed Errol Olivier to serve as Senior Vice President and Chief Operating Officer of the Company, effective immediately.

Prior to joining the Company, Mr. Olivier served as a strategic advisor to the remote communications industry from July 2015 to January 2020. From May 2011 to July 2015, Mr. Olivier worked as President of MTN Satellite Communications and as Chief Executive Officer from December 2011 until July 2015. Mr. Olivier was Chairman, President and Chief Executive Officer of Broadpoint from March 2008 until June 2010. He worked at CapRock Communications from 1990 until 2007 with increasing levels of responsibility, serving as President and Chief Operating Officer from January 2002 until he left the company.

Upon the commencement of his employment, Mr. Olivier will receive an annual base salary of $310,000 and beginning in 2021 will be eligible to participate in the Company’s Short-Term Incentive Plan with a target payout of 100% of his base salary. Mr. Olivier will also be recommended to the Board for participation in the Company’s Long-Term Incentive Plan in 2021 at 100% of his annual base salary. The Company has agreed to issue a one-time inducement grant of equity with a target value equal to 200% of his base salary, conditional upon continued employment, achievement of Adjusted EBITDA (as defined by the Board), and stock performance over a three-year period, with specific terms to be set forth in mutually acceptable equity agreements.

There are no family relationships between Mr. Olivier and any director or executive officer of the Company and there are no transactions between Mr. Olivier and the Company that would be reportable under Item 404(a) of Regulation S-K.

In addition, the Company announced in the same press release that Jay Hilbert, Senior Vice President and Chief Sales Officer, will be leaving the Company as of January 6, 2020, to pursue other opportunities. Pursuant to a severance agreement the Company entered into with Mr. Hilbert, he will receive (i) a severance payment of $285,000, (ii) COBRA benefits of $12,000, and (iii) accelerated vesting of certain equity incentives. In addition, the Company entered into a consulting agreement with Mr. Hilbert related to the transition of certain matters through March 31, 2020, pursuant to which the Company will pay Mr. Hilbert an additional $14,750 per month during the term of the agreement and provides for certain incentive payments depending on achievement of specific milestones.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release issued by the Company announcing the hiring of Mr. Olivier and the departure of Mr. Hilbert is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

99.1	Press Release of RigNet, Inc. issued on January 6, 2020.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ Brad Eastman
Brad Eastman
Senior Vice President & General Counsel

Dated: January 6, 2020